EXHIBIT 32.2
Certification of Principal Financial Officer
Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)
I, Thomas G. Mair, Senior Vice President and Chief Financial Officer of Golden Star Resources Ltd., certify, to the best of my knowledge, based upon a review of the Annual Report on Form 10-K/A for the period ended December 31, 2005 of Golden Star Resources Ltd. that:
(1) The Annual Report on Form 10-K/A fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained and incorporated by reference in the Annual Report on Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Golden Star Resources Ltd.

/s/ Thomas G. Mair

Thomas G. Mair Senior Vice President and Chief Financial Officer

February 26, 2007